SECOND AMENDMENT

            THIS SECOND AMENDMENT is made and effective as of October 31, 2006, by and among Diodes Incorporated, a Delaware corporation ("Diodes"), DII Taiwan Corporation Ltd., a Taiwan corporation ("Buyer"), APD Semiconductor, Inc., a California corporation ("APD"), and APD Semiconductor (Asia) Inc., a corporation formed under the laws of the Cayman Islands ("APD-Asia").

                                    RECITALS

            B. Buyer and APD are parties to that certain Asset Purchase Agreement dated as of October 18, 2006, as subsequently amended (the "Agreement"). All capitalized terms used in this Amendment, unless otherwise defined in this Amendment, shall have the meaning set forth in the Agreement.

            C. Each party hereto desires to amend the Agreement as set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which hereby is acknowledged, the parties agree as follows:

            1. Intellectual Property.

                  (a) Schedule 1.01(a)(iv) of the Agreement hereby is amended to read in full as set forth on Schedule 1 of this Amendment.

                  (b) APD and APD-Asia hereby represent and warrant that Phoenix Atlantic Limited does not have any right, title or interest in, to or under any Intellectual Property.

            2. Acquired Contracts. Schedule 1.01(a)(v) of the Agreement hereby is amended to read in full as set forth on Schedule 2 of this Amendment.

            3. Excluded Assets. Schedule 1.02 of the Agreement hereby is amended to read in full as set forth on Schedule 3 of this Amendment.

            4. Omitted Disclosures Regarding Representations and Warranties; Waiver and Release. Buyer hereby waives compliance with Section 5.02(i) of the Agreement to the extent the failure to so comply is the result of the omission from Schedules 3.01, 3.09(a), 3.10, 3.11, 3.14, 3.15, 3.20 or 3.22 of the
matters set forth on Schedule 4 of this Amendment (the "Omitted Disclosures"). Buyer hereby waives and releases APD and APD-Asia of and from any and all claims, actions and causes of action, whether now known or unknown, which Buyer now has, or at any other time had, or shall or may have against APD and/or APD-Asia based upon or arising out of the previous omission from Schedules 3.01, 3.09(a), 3.10, 3.11, 3.14, 3.15, 3.20 or 3.22 of the Omitted Disclosures.

            5. Business Records. Notwithstanding anything to the contrary contained in Sections 1.01(a)(viii) or 1.01(b) of the Agreement, APD and APD-Asia shall have the right to retain the original of any financial or other business records which they are required by applicable law to retain in original form. On the Closing Date, APD and APD-Asia shall provide Buyer with a true and complete copy of any such records the original of which APD and APD-Asia have retained under this Section 5. Buyer and its attorneys, accountants and other representatives shall have access to, and the right to make copies and extracts from, the originals of such records, from time to time after the Closing Date, during regular business hours upon 48 hours notice for any purpose.

            6. Taxes. Diodes shall pay all Taiwan VAT relating to the sale of the Assets by APD-Asia to Buyer pursuant to the Agreement.

            7. Payment of Purchase Price.

                  (a) Section 1.04(a)(i) of the Agreement is amended to read in full as follows:

                        (i) pay to APD, on the Closing Date, U.S. $7 million;

                  (b) Section 1.03(b)(i) is deleted from the Agreement.

                  (c) The following is added as Section 1.03(c)(xi) of the
Agreement:

                        (xi) any indebtedness of APD to any bank or any shareholders.

            8. Miscellaneous.

                  (a) Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall govern.

                  (b) This Amendment (i) shall be binding upon the parties hereto and their respective successors, agents, representatives, assigns, officers, directors and employees; (ii) may not be amended or modified except in writing; (iii) represents the entire understanding of the parties with respect to the subject matter hereof; (iv) may be executed in separate counterparts, each of which shall be deemed an original but all such counterparts shall together constitute one and the same instrument; (v) shall be deemed to be a part of the Agreement as fully as though set forth therein; and (vi) shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed solely within that state.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.

                                        DIODES INCORPORATED,
                                        a Delaware corporation


                                        By /s/ Keh-Shew Lu
                                           -------------------------------------
                                           Keh-Shew Lu, President


                                        DII TAIWAN CORPORATION LTD.,
                                        a Taiwan corporation


                                        By /s/ Steven Ho
                                           -------------------------------------
                                           Steven Ho, General Manager


                                        APD SEMICONDUCTOR, INC.,
                                        a California corporation


                                        By /s/ David Chow
                                           -------------------------------------
                                           David Chow, Director


                                        APD SEMICONDUCTOR (ASIA) INC.,
                                        a Cayman Islands corporation


                                        By /s/ David Chow
                                           -------------------------------------
                                           David Chow, Director

                                   SCHEDULE 3

                                 Excluded Assets

1. Any amount payable by Buyer to APD pursuant to Section 1.04(a); provided, however, that the foregoing shall not limit Buyer's right to indemnification pursuant to Section 7.01(a) and (b) or setoff pursuant to
      Section 9.13.

2.    The lease of those premises located at:

      1 Lagoon Drive
      Suite 410
      Redwood City, California 94065

      F7-1, No. 222, Section 3
      Da-Tong Road
      Xi-Zhi City, Taipei County, Taiwan

3.    Cash, cash equivalents and short term investments.

4.    Any Benefit Plan.

5.    Any Contract other than those set forth on Schedule 1.01(a)(v).

6.    Any investment in Phoenix Atlantic Limited and APD Semiconductor (Asia)
      Inc.

7. All goods, services, economic benefits, payments, deposits, prepayments and other rights and interests related to the Excluded Assets.

8. The trade names or trademarks "APD" and "APD Semiconductor" and all right, title and interest therein.

9. All receivables, payables, deposits, prepayments, and accounts arising from transactions with directors or shareholders of APD or any of their respective Affiliates, which transactions are set forth on Schedule 3.14.

10. The fixed assets set forth below with a net book value of less than U.S.$1,000:

APD Semiconductor, Inc.

Item                         Date Acquired
----                         -------------
Diode Tester                   9/23/1999
Diode Tester                    4/4/2000
TPI W/Accessories 2 Sets       3/15/2001
Test Equipment                 3/30/2001
Test Equipment                  7/9/2001
MDL 2878 Monitor & Parts      10/24/2001
TVS-EOD Tester                 1/31/2002
Power Supply (Gary Hurtz)      4/15/2002
Curv Tracer 577 Hot Plate      9/30/2002
DV/DT Tester                   10/4/2002
Oscilloscope                   1/30/2003
Sencore LC Meter 102          11/22/2004
HP644B 600V Power Supply       4/20/2005
Overhead Projector              4/5/1999
Continue

Item                         Date Acquired
----                         -------------
Computer Workstation            6/7/1999
Computer Equipment              7/6/1999
Office Equipment                8/1/1999
Office Equipment               4/21/2000
Laptop for Vladimir             5/9/2000
PC(2 Sets)                     8/17/2000
Hardrive and DVD               9/15/2000
Notebook Computer & Case       10/5/2000
Microscope, Equip, Table       10/9/2000
PC(2) and Server              10/27/2000
2 EPSN SYTLS 86 Printer.       11/2/2000
Notebook for CL                11/3/2000
Telephone and Voice Mail      11/10/2000
Notebook                      11/28/2000
Computer System (Paul)         2/28/2001
Dell Computer (LA Office)       5/9/2001
Monitor, Keyboard               5/9/2001
Workstation(LA)               11/19/2001
Microscope                    11/19/2001
Laptop and Video card(2)       2/28/2002
Server, Switch & Cable Kit      3/8/2002

Computer                        7/1/2002
Computer                       7/17/2002
Refrigerator                   9/24/2002
Printer                       10/15/2002
Logitech OCAM                 12/13/2002
512MB USB Hardrive             2/28/2003
Asus A7266 Motherboard          1/9/2004
HP Pav ZD-7000 Lap Top         1/19/2004
Dell Dimen 2400 Computer       4/20/2004
2.4GB Computer (Server)        6/18/2004
Office Copier                 12/31/2004
James Hong Laptop Computer      4/8/2005
Computer                       8/31/2005
Dell Laptop Computer            7/1/2006
Dell Computer                  7/13/2006
Dell Computer                  7/13/2006

APD Semiconductor (Asia), Inc. Taiwan Branch

Item                        Asset No.   Date Acquired
----                        ---------   -------------
To-3P burn-in board          FA04022     10/30/2004
Epson Overhead Projector     FA05007      4/29/2005
Continue

Item                            Asset No.     Date Acquired
----                        ---------------   -------------
Tel System                  FA050016             6/30/2005
DC Power Supply GPR60H15D   T2006031             6/19/2006
Compaq Note Book-248538     FA04024              9/30/2004
Compaq Note Book-248538     FA04025              9/30/2004
Compaq Note Book - 267719   FA04032-FA04033     12/31/2004
Computer - Betty            O2006032             6/26/2006
Computer - Vivian           O2006033             6/30/2006
Office Renovation                                 8/1/2004


                                   Schedule 3

                                   SCHEDULE 4

                       Waiver of Breach of Representations

1.    Schedule 3.01

      o APD Semiconductor (Asia) Inc. is qualified as a foreign corporation to transact business through its Taiwan branch.

2.    Schedule 3.09(a)

      o Each of the purchase orders or agreements with customers or suppliers either cannot by its terms be terminated by APD with 90 days' or less notice without penalty or provides for a term continuing beyond one year after the date of the Agreement.

      o Refer to Schedule 3.14 and Schedule 3.20 regarding indebtedness and service arrangements with Lotus Atlantic Limited and its Affiliates.

3.    Schedule 3.10

   Name          Coverage        Policy Number    Policy Period        Insurance Limits            Insured Amounts
----------   ---------------   ----------------   -------------   -------------------------   -------------------------
One Beacon       General       711-00-85-07-000     08/01/06 -    Each Occurrence                            $1,000,000
 Insurance      Liability                            08/01/07     Damage to rented Premises                     500,000
                                                                  Med Exp (Any one person)                       10,000
                                                                  Personal & Adv Injury                       1,000,000
                                                                  General Aggregate                           2,000,000
                                                                  Products-Com./Op Agg.                       2,000,000
                                                                  Employee Benefits                  250,000 Each Claim
                                                                                               500,000 Annual Aggregate
                                                                                                       1,000 Deductible

One Beacon   Excess/Umbrella   711-00-85-07-000     08/01/06 -    Each Occurrence                             1,000,000
 Insurance      Liability                            08/01/07     Products/Completed
                                                                  Operations Aggregate           1,000,000 Policy Limit
                                                                  Bodily Injury by Disease    1,000,000 Aggregate Limit
                                                                  General Aggregate              1,000,000 Policy Limit

 Republic        Workers          162953-03         08/01/06 -    Bodily injury by Accident     1,000,000 Each Accident
 Indemnity    Compensation                           08/01/07
                                                                  Bodily injury by Disease      1,000,000 Each Employee

                                                                  Bodily injury by Disease       1,000,000 Policy Limit

4.    Schedule 3.11

      o The amount of such inventory on the Financial Statements is valued at weighted average cost.


                                   Schedule 4

5.    Schedule 3.14

      o Consulting Agreement dated as of September 10, 1998, between VMVR International Inc. and APD Semiconductor, Inc.

      o Consulting Agreement dated as of April 1, 2006, between Promax Industry Corporation and APD Semiconductor, Inc.

      o Convertible Subordinated Secured Note dated as of May 12, 2004, between Lotus Atlantic Limited and APD Semiconductor, Inc., in the principal amount of $3 million.

      o Convertible Subordinated Secured Note dated as of June 12, 2006, between Lotus Atlantic Limited and APD Semiconductor, Inc., in the principal amount of $2 million.

      o Promissory Note dated as of October 20, 2006, between Lotus Atlantic Limited and APD Semiconductor, Inc., in the principal amount of $150,000.

      o Debit note charges dated as of October 5, 2006, by SMC Multimedia Products Company Limited to APD Semiconductor (Asia) Inc., in the amount of $35,363.

      o Debit note charges dated as of September 30, 2006, by Galactic Computing Corporation to APD Semiconductor (Asia) Inc., in the amount of HK $2,833.

6.    Schedule 3.15

      The following charges have been made since August 31, 2006:

      o Debit note charges dated as of October 5, 2006, by SMC Multimedia Products Company Limited to APD Semiconductor (Asia) Inc., in the amount of $35,363.

      o Debit note charges dated as of September 30, 2006, by Galactic Computing Corporation to APD Semiconductor (Asia) Inc., in the amount of HK $ 2,833.

7.    Schedule 3.20

      o Promissory Note in the principal amount of $150,000, dated October 20, 2006, payable to Lotus Atlantic Limited.

8.    Schedule 3.22

      o     See Schedule 3.22(a), (b) and (c) attached.


                                   Schedule 4